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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003, except for Note 2-"Basis of Presentation" and Note 15- "Subsequent Event" for which the dates are March 17 and 28, 2003, relating to the financial statements and financial statement schedule, which appears in Superconductor Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 27, 2003